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                         SUBSIDIARIES OF U.S. AGGREGATES, INC.

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       COMPANY                        JURISDICTION OF                 INTEREST
                                       INCORPORATION
SRM Holdings Corp.                Delaware                     100% Owned Subsidiary

Western Aggregates Holding        Delaware                     100% Owned Subsidiary
Corp.

Southern Ready Mix, Inc.          Alabama                      100% Owned Subsidiary

Western Rock Products             Utah                         100% Owned Subsidiary
Corporation

Cox Rock Products, Inc.           Utah                         100% Owned Subsidiary

Cox Transport Corporation         Utah                         100% Owned Subsidiary

Jensen Construction &             Nevada                       100% Owned Subsidiary
Development, Inc.

Sandia Construction, Inc.         Nevada                       100% Owned Subsidiary

Mohave Concrete and               Nevada                       100% Owned Subsidiary
Materials, Inc. (Nevada)

Mohave Concrete and               Arizona                      100% Owned Subsidiary
Materials, Inc. (Arizona)

A-Block Company, Inc.             Arizona                      100% Owned Subsidiary
(Arizona)

A-Block Company, Inc.             California                   100% Owned Subsidiary
(California)

Valley Asphalt, Inc.              Utah                         100% Owned Subsidiary

Dekalb Stone, Inc.                Georgia                      70.6667% of the Common
                                                               Stock and 100% of the
                                                               Preferred Stock

Mulberry Rock Corporation         Georgia                      100% Owned Subsidiary

BHY Ready Mix, Inc.               Tennessee                    100% Owned Subsidiary

Bradley Stone & Sand, Inc.        Tennessee                    100% Owned Subsidiary

Tri-State Testing                 Utah                         100% Owned Subsidiary
Laboratories, Inc.

Beck Paving, Inc.                 Utah                         100% Owned Subsidiary

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Geodyne Transport, Inc.           Utah                         100% Owned Subsidiary

Monroc, Inc.                      Delaware                     100% Owned Subsidiary

Treasure Valley Concrete,         Idaho                        100% Owned Subsidiary
Inc.

Western Aggregates, Inc.          Utah                         100% Owned Subsidiary
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